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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported) December 7, 1998
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                              FREDERICK BREWING CO.
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             (Exact name of registrant as specified in its charter)

                                    MARYLAND
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                 (State or other jurisdiction of incorporation)


     0-27800                                              52-1769647
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(Commission File Number)                      (IRS Employer Identification No.)

4607 Wedgewood Boulevard, Frederick, Maryland                          21703
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (301) 694-7899

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Item 4.  Changes in Registrant's Certifying Accountant

As of December 7, 1998, the Registrant, Frederick Brewing Co. (the "Company") dismissed its independent account, PricewaterhouseCoopers LLP.

The reports of the former accountants had not, in the past two years, contained any adverse opinions, disclaimer of opinion or qualifications of the kind set out in Rule S-K, Item 304(a)(1)(ii).

The decision to change accountants was made by the Company's board of directors acting upon the recommendation of the audit committee of the board.

There have not been, to the Company's knowledge, any disagreements regarding the matters specified in Rule S-K, Item 304(a)(iv) between the former accountants of the Company during the Company's last two fiscal years or in any subsequent period.

On December 8, 1998, the board of directors, acting upon the recommendation of the audit committee, engaged BDO Seidman, LLP to serve as the Company's independent accountant and auditor for future periods. The Company had not previously consulted the new accountant concerning any matter.

Item 7. Financial Information, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.
    Not applicable.

(b) Pro Forma Financial Information.
    Not applicable.

(c) 16.1 Exhibits
    Letter Regarding Change in Independent Accountants.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 14, 1998              FREDERICK BREWING CO.



                                       By:  /s/ Kevin E. Brannon
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                                            Chairman and Chief Executive Officer